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                                                                  Exhibit 4.3

THIS WARRANT IS NON-TRANSFERABLE. NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE STATE SECURITIES LAW, AND THIS WARRANT AND SUCH SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN WHOLE OR IN PART IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THAT ACT AND APPLICABLE STATE SECURITIES LAW OR AN EXEMPTION FROM SUCH REGISTRATION.

                   WARRANT TO PURCHASE SHARES OF COMMON STOCK
                                       OF
                           PHP HEALTHCARE CORPORATION

    PHP Healthcare Corporation, a Delaware corporation (the "Company"), certifies that, in accordance with a certain Stock Purchase Agreement of even date herewith among the Company, David E. Berman (the "Registered Owner") and Mary Ellen Michael-Fleming (David E. Berman and Mary Ellen Michael-Fleming referred to collectively herein as the "Sellers"), the Registered Owner has been granted on the date hereof (the "Grant Date") the right, subject to the terms of this Warrant, to purchase from the Company a total of Twenty Two Thousand Five Hundred (22,500) fully paid and nonassessable shares of its common stock, $.01 par value per share (the "Shares"), subject to adjustment as provided herein.

    1. PURCHASE PRICE.

    The Registered Owner shall be entitled to purchase Seven Thousand Five Hundred (7,500) Shares hereunder at the price of Eleven Dollars and Fifty Cents ($11.50) per share; Seven Thousand Five Hundred (7,500) Shares at the price of Fifteen Dollars ($15.00) per share; and Seven Thousand Five Hundred (7,500) Shares at the price of Twenty Four Dollars ($24.00) per share. Payment of the Purchase Price shall be made in cash.

    2. TERM OF WARRANT.

    Subject to earlier termination in accordance with Section 5, this Warrant shall be exercisable to the extent and in the manner provided herein for a period of seven (7) years from the Grant Date (the "Exercise Term").

    3. EXERCISABILITY OF WARRANT.

    This Warrant shall entitle the Registered Owner to purchase, in whole at any time or in part from time to time, ten percent (10%) of the Shares after the expiration of two (2) years from the Grant Date, an additional forty percent (40%) of the Shares after the expiration of three (3) years from the Grant Date, and the balance of the Shares after the expiration of four (4) years


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from the Grant Date. Such right of purchase shall accrue equally in respect of Shares purchasable at each of the Purchase Prices set forth in Section 1, and shall be cumulative and shall continue, unless sooner exercised in whole or part or terminated as herein provided, during the remaining period of the Exercise Term.

    4. MANNER OF EXERCISE.

    4.1 Subject to the terms and conditions herein, this Warrant may be exercised by delivery of written notice to the Secretary of the Company at the Company's principal executive office. Such notice shall state that the Registered Owner is electing to exercise this Warrant and the number of Shares and Purchase Price in respect of which the Warrant is being exercised and shall be signed by the person or persons exercising the Warrant on behalf of the Registered Owner. Such person or persons shall deliver this Warrant to the Secretary of the Company who shall endorse thereon a notation of such exercise, and shall provide satisfactory proof as to the authority of such person or persons to exercise the Warrant on behalf of the Registered Owner.

    4.2 The notice of exercise described in Section 4.1 shall be accompanied by the Purchase Price for the number of Shares in respect of which this Warrant is being exercised.

    4.3 Upon receipt of notice of exercise and the Purchase Price for the Shares in respect of which this Warrant is being exercised, the Company shall take appropriate action to effect the transfer to the Registered Owner of the number of Shares as to which such exercise was effective.

    4.4 The Registered Owner shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to this Warrant until (i) the Warrant shall have been exercised pursuant to the terms hereof and the Registered Owner shall have paid the full Purchase Price for the number of Shares in respect of which the Warrant was exercised, (ii) the Company has complied, in its discretion, with any listing, registration or qualification requirement of any securities exchange or of the National Association of Securities Dealers, Inc., as the case may be, or under any state or federal law, (iii) the Registered Owner's name shall have been entered as a stockholder of record on the books of the Company, and (iv) the Company shall have issued and delivered the Shares in certificate form to the Registered Owner, whereupon the Registered Owner shall have full voting and other ownership rights with respect to such Shares.

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    5. TERMINATION.

    5.1 This Warrant and all rights of the registered owner under this Warrant shall terminate (i) upon the expiration of the Exercise Term, to the extent not previously exercised; and (ii) if the employment of the Registered Owner by EastWest Research Corporation ("EastWest") under the Employment and Non-Competition Agreement of even date herewith between EastWest and the Registered Owner (or any amendment thereto) (the "Employment Agreement") is terminated pursuant to Section 4(a), (b), (c) or (d) thereof or the Registered Owner terminates the Employment Agreement prior to the expiration of its term.

    5.2 This Warrant and all rights of the Registered Owner under this Warrant shall terminate one (1) year after the Employment Agreement is terminated pursuant to Section 4(e) or (f), but only to the extent it was exercisable on the date the Employment Agreement was so terminated.

    6. DILUTION.

    6.1 If the Company shall (i) pay a dividend on its common stock in shares of its common stock, (ii) subdivide its outstanding common stock, or (iii) combine its outstanding common stock into a smaller number of shares, then the Purchase Price of any Shares not yet purchased hereunder shall be proportionately decreased in the case of such payment or subdivision, or increased in the case of such combination; and upon such adjustment of the Purchase Price, the Registered Owner shall thereafter be entitled to purchase, at the new purchase price, the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares of common stock issuable upon exercise of this Warrant immediately prior to such adjustment by the Purchase Price in effect immediately prior to such adjustment and dividing the product so obtained by the new purchase price.

    6.2 Whenever any adjustment is required in the number of shares of common stock for which this Warrant is exercisable, the Company shall (i) file with its stock record books a statement describing in reasonable detail the adjustment and the calculation used in determining that adjustment and (ii) deliver a copy of that statement to the Registered Owner.

    7. NO RIGHT TO CONTINUED EMPLOYMENT.

    Nothing herein shall be interpreted or construed to confer upon the Registered Owner any right to continued employment by EastWest or to interfere in any way with the right of EastWest to

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terminate the Registered Owner's employment under the Employment Agreement at any time.

    8. TRANSFER RESTRICTIONS.

    This Warrant is binding upon and is solely for the benefit of the parties hereto. It shall not be transferable other than by will or the laws of descent and distribution and is binding upon the Registered Owner's executors, heirs and administrators. Neither this Warrant nor the shares issuable upon exercise of this Warrant have been registered under the Securities Act of 1933 or under any applicable state securities law, and this Warrant and such shares may not be sold, transferred, pledged, hypothecated or otherwise disposed of in whole or in part in the absence of an effective registration statement under that Act and applicable state securities law or an exemption from such registration.

    9. REGISTRATION RIGHTS.

    9.1 In the event the Company files a registration statement under the Securities Act of 1933 (the "Act") which relates to a public offering of its securities (except in connection with an offering to employees) and which offering is of a type and registered pursuant to a form of registration statement that permits registration of the Shares, the Company agrees, upon the written request of the Sellers, to have such registration statement and the prospectus included therein include and relate to, and meet the requirements of the Act with respect to, the public offering of the Shares owned by the Sellers (the "Included Shares") so as to permit the public sale thereof in compliance with the Act.

    9.2 The Company shall give written notice to the Sellers of its intention to file a registration statement under the Act relating to a public offering of the aforesaid securities at least thirty (30) days prior to the filing of such registration statement. The Sellers shall deliver their written request to include their Shares within fifteen (15) days thereafter. Neither the delivery of such notice by the Company nor of such request by the Sellers shall in any way obligate the Company to file such registration statement and notwithstanding the filing of such registration statement the Company may, at any time prior to the effective date thereof, determine to withdraw such registration statement without liability to the Sellers.

    9.3 The Company shall supply to the Sellers two (2) executed copies of each registration statement and that reasonable number of copies of the preliminary, final and other prospectus in conformity with requirements of the Act and the

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Rules and Regulations promulgated thereunder and such other documents as the
Sellers shall reasonably request.

    9.4 The Company shall cooperate in taking such action as may be necessary to register or qualify the Included Shares under such other securities acts or blue sky laws of such jurisdictions as the Sellers shall reasonably request and to do any and all other acts and things which may be necessary or advisable to enable the Sellers to consummate such proposed sale or other disposition of the Included Shares in any such jurisdiction; provided that in no event shall the Company be obligated, in connection therewith, to qualify to do business or to file a general consent to service of process in any jurisdiction where it shall not then be qualified.

    9.5 The Company shall keep effective for a period of not less than ninety
(90) days after the initial effectiveness thereof all such registrations under the Act and cooperate in taking such action as may be necessary to keep effective such other registrations and qualifications, and do any and all other acts and things for such period--not to exceed six (6) months--as may be necessary to permit the public sale or other disposition of the Included Shares.

    9.6 The Company shall pay the registration and filing fees, underwriting commissions, transfer taxes, and underwriter's expense allowance attributable to the Included Shares and the reasonable fees and expenses of the Sellers' counsel.

    9.7 In no event shall the Company be required to include Shares owned by the Sellers in a registration statement pursuant to the requirements of this
Section 9 more than once. Such inclusion shall be conditioned upon a timely receipt by the Company in writing of information as to the terms of such public offering furnished by or on behalf of the Sellers, and such other information as the Company may reasonably require from the Sellers, or any underwriter for them, for inclusion in such registration statement.

    10. AMENDMENT.

    This Warrant may be amended or terminated, and any terms or condition hereof may be waived, only by a written instrument executed on behalf of each party hereto.

    11. NOTICE.

    All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by cable,

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telegram, telex or facsimile transmission or by registered or certified mail
(postage prepaid, return receipt requested) to the parties at the following addresses:

    If Registered Owner:

    David E. Berman
    4405 EastWest Highway
    Bethesda, Maryland 20814

    If to the Company:

    PHP Healthcare Corporation
    4900 Seminary Road
    12th Floor
    Alexandria, Virginia 22311
    Attention: Secretary

    12. VALIDITY.

    The invalidity or unenforceability of any provision of this Warrant shall not affect the validity or enforceability of any other provisions of this Warrant, which shall remain in full force and effect.

    13. HEADINGS.

    The headings contained in this Warrant are for reference purposes only and shall not affect in any way the meaning or interpretation of this Warrant.

    14. GOVERNING LAW.

    This Agreement shall be governed by and construed in accordance with the laws of the State of Virginia without giving effect to the principles of conflicts of the laws thereof.

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    15. REPRESENTATIONS.

    By accepting this Warrant, the Registered Owner represents and confirms that he has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of acquiring this Warrant; that he has received from the Company a copy of its most recent annual report on Form 10-K, its subsequent quarterly report on Form 10-Q and its most recent proxy statement, and a brief description of the Company's common stock, and any material changes in the Company's affairs that are not disclosed in the foregoing; that he has had the opportunity to ask questions and receive answers concerning the terms and conditions of this Warrant and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished; and that he is familiar with the limitations on resale referred to in
Section 13.

    IN WITNESS WHEREOF, the Company has caused this instrument to be signed, and its corporate seal to be affixed hereto, as of the 1st day of November, 1992.

                             PHP HEALTHCARE CORPORATION

                             By
                                -----------------------
                                        [Title]

    [SEAL]

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